INTERPUBLIC ANNOUNCES THIRD QUARTER AND NINE MONTHS 2014 RESULTS

•	Reported revenue increase of 8.3% and organic revenue increase of 6.3% in the third quarter - bringing nine month organic revenue growth to 5.9%

•	Third quarter operating income grew 21% to $171.3 million, resulting in an operating margin of 9.3%

•	Nine months operating income growth of 30%

•	Third quarter diluted earnings per share was $0.21, a 24% increase from $0.17 per diluted share excluding the charge for early extinguishment of debt a year ago

•	Continued commitment to dividend and share buyback programs that have returned over $1.8 billion to shareholders since inception in 2011

Summary

Revenue

•
Third quarter 2014 revenue was $1.84 billion, compared to $1.70 billion in the third quarter of 2013, with an organic revenue increase of 6.3% compared to the prior-year period. This was comprised of an organic revenue increase of 7.9% in the U.S. and 4.2% internationally.

•
For the first nine months of 2014, revenue was $5.33 billion, compared to $5.00 billion in the first nine months of 2013, with an organic revenue increase of 5.9% compared to the prior-year period. This was comprised of an organic revenue increase of 6.7% internationally and 5.2% in the U.S.

Operating Results

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Operating income in the third quarter of 2014 was $171.3 million, compared to operating income of $141.5 million in 2013. Operating margin was 9.3% for the third quarter of 2014, compared to 8.3% in 2013.

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For the first nine months of 2014, operating income was $355.4 million, compared to operating income of $273.9 million in 2013. Operating margin was 6.7% for the first nine months of 2014, compared to 5.5% for the first nine months of 2013.

Net Results

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Third quarter 2014 net income available to IPG common stockholders was $89.7 million, resulting in earnings of $0.21 per basic and diluted share. This compares to net income available to IPG common stockholders a year ago of $45.4 million, or $0.11 per basic and diluted share. Excluding the impact of the early extinguishment of the Company's 10.00% Senior Unsecured Notes due 2017 (the "10.00% Notes"), diluted earnings per share was $0.17 for the third quarter of 2013.

•
For the first nine months 2014, net income available to IPG common stockholders was $168.2 million, resulting in earnings of $0.40 per basic and $0.39 per diluted share. This compares to net income available to IPG common stockholders a year ago of $66.1 million, or $0.16 per basic and diluted share. Excluding the impact of the early extinguishment of the Company's 6.25% Senior Unsecured Notes due 2014 (the "6.25% Notes") in the second quarter of 2014 and the 10.00% Notes in the third quarter of 2013, diluted earnings per share was $0.41 in the first nine months of 2014 compared with $0.22 in the year ago period.

“We are pleased with strong growth in revenue and profitability during the quarter and for the first nine months of 2014. These results reflect the competitiveness of our agencies and the high quality of our people and our offerings, in all marketing disciplines and around the world,” said Michael I. Roth, Interpublic’s Chairman and CEO. “Strategic actions taken over the years to develop our digital assets, creative talent and operations in the U.S. and emerging markets have positioned us to succeed in a marketing landscape that is increasingly fragmented, where offerings must be integrated, data-driven and focused wholly on the consumer. Our financial strength also remains a source of significant value creation. The performance we are reporting today puts us solidly on track to achieve or exceed our full year targets of 4% organic revenue growth and an improvement in operating margin of at least 100 basis points, to 10.3% or better. With our largest quarter ahead and increased macro uncertainty, we will remain focused on meeting or exceeding our targets for the year. This will, in turn, allow us to continue to deliver increased shareholder value.”

Operating Results

Revenue

Revenue of $1.84 billion in the third quarter of 2014 increased 8.3% compared with the same period in 2013. During the quarter, the effect of foreign currency translation was positive 0.3%, the impact of net acquisitions was positive 1.7%, and the resulting organic revenue increase was 6.3%.

Revenue of $5.33 billion in the first nine months of 2014 increased 6.6% compared with the first nine months of 2013. During the first nine months of 2014, the effect of foreign currency translation was negative 0.6%, the impact of net acquisitions was positive 1.3%, and the resulting organic revenue increase was 5.9%.

Operating Expenses
During the third quarter of 2014, salaries and related expenses were $1.20 billion, an increase of 9.3% compared to the same period in 2013. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 7.3% organically.

During the first nine months of 2014, salaries and related expenses were $3.55 billion, an increase of 6.2% compared to the same period in 2013. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 5.3% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 64.9% in the third quarter of 2014 compared to 64.3% in the same period in 2013, and was 66.7% in the first nine months of 2014 compared to 66.9% in the same period in 2013.

During the third quarter of 2014, office and general expenses were $474.6 million, an increase of 2.0% compared to the same period in 2013. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 0.4% organically.

During the first nine months of 2014, office and general expenses were $1.42 billion, an increase of 3.0% compared to the same period in 2013. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 2.5% organically.

Non-Operating Results and Tax
Net interest expense of $13.2 million decreased by $4.7 million, or 26%, in the third quarter of 2014 compared to the same period in 2013. For the first nine months of 2014, net interest expense of $43.2 million decreased by $36.8 million, or 46%, compared to the same period in 2013.

Other expense, net was $0.6 million and $10.1 million in the third quarter and the first nine months of 2014, respectively. During the second quarter of 2014, we recorded a pre-tax loss of $10.4 million related to the early extinguishment of the 6.25% Notes.

The income tax provision in the third quarter of 2014 was $65.0 million on income before income taxes of $157.5 million, compared to a provision of $28.4 million on income before income taxes of $77.0 million in the same period in 2013. The income tax provision in the first nine months of 2014 was $128.6 million on income before income taxes of $302.1 million, compared to a provision of $78.0 million on income before income taxes of $153.9 million in the same period in 2013. The effective income tax rate for the third quarter of 2014 was 41.3%, compared to 36.9% for the same period in 2013. The effective income tax rate for the first nine months of 2014 was 42.6%, compared to 50.7% for the same period in 2013.

Balance Sheet
At September 30, 2014, cash, cash equivalents and marketable securities totaled $902.4 million, compared to $1.64 billion at December 31, 2013. Total debt was $1.76 billion at September 30, 2014, compared to $1.66 billion at December 31, 2013.

Share Repurchase Program and Common Stock Dividend
During the third quarter of 2014, the company repurchased 2.7 million shares of its common stock at an aggregate cost of $50.8 million and an average price of $18.74 per share including fees. During the first nine months of 2014, the company repurchased 8.3 million shares of its common stock at an aggregate cost of $148.1 million and an average price of $17.91 per share including fees. During the third quarter of 2014, the company declared and paid a common stock cash dividend of $0.095 per share, for a total of $39.8 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic Group
Interpublic Group (NYSE: IPG) is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM//McCann, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Avrett Free Ginsberg, Campbell Mithun, Carmichael Lynch, Deutsch, Hill Holliday, ID Media, Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Cautionary Statement
This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2014 AND 2013 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended September 30,
	2014	2013	Fav. (Unfav.) % Variance
Revenue:
United States	$1,061.8	$976.6	8.7%
International	779.3	723.8	7.7%
Total Revenue	1,841.1	1,700.4	8.3%

Operating Expenses:
Salaries and Related Expenses	1,195.2	1,093.6	(9.3)%
Office and General Expenses	474.6	465.3	(2.0)%
Total Operating Expenses	1,669.8	1,558.9	(7.1)%
Operating Income	171.3	141.5	21.1%
Operating Margin %	9.3%	8.3%

Expenses and Other Income:
Interest Expense	(20.7)	(23.7)
Interest Income	7.5	5.8
Other Expense, Net	(0.6)	(46.6)
Total (Expenses) and Other Income	(13.8)	(64.5)

Income before Income Taxes	157.5	77.0
Provision for Income Taxes	65.0	28.4
Income of Consolidated Companies	92.5	48.6
Equity in Net Income of Unconsolidated Affiliates	0.3	0.6
Net Income	92.8	49.2
Net Income Attributable to Noncontrolling Interests	(3.1)	(0.9)
Net Income Attributable to IPG	89.7	48.3
Dividends on Preferred Stock	0.0	(2.9)
Net Income Available to IPG Common Stockholders	$89.7	$45.4

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.21	$0.11
Diluted	$0.21	$0.11

Weighted-Average Number of Common Shares Outstanding:
Basic	419.2	419.7
Diluted	426.4	426.1

Dividends Declared Per Common Share	$0.095	$0.075

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2014 AND 2013 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine months ended September 30,
	2014	2013	Fav. (Unfav.) % Variance
Revenue:
United States	$3,031.7	$2,867.6	5.7%
International	2,298.3	2,132.0	7.8%
Total Revenue	5,330.0	4,999.6	6.6%

Operating Expenses:
Salaries and Related Expenses	3,554.0	3,345.9	(6.2)%
Office and General Expenses	1,420.6	1,379.8	(3.0)%
Total Operating Expenses	4,974.6	4,725.7	(5.3)%
Operating Income	355.4	273.9	29.8%
Operating Margin %	6.7%	5.5%

Expenses and Other Income:
Interest Expense	(63.5)	(98.0)
Interest Income	20.3	18.0
Other Expense, Net	(10.1)	(40.0)
Total (Expenses) and Other Income	(53.3)	(120.0)

Income before Income Taxes	302.1	153.9
Provision for Income Taxes	128.6	78.0
Income of Consolidated Companies	173.5	75.9
Equity in Net Income of Unconsolidated Affiliates	0.6	0.9
Net Income	174.1	76.8
Net Income Attributable to Noncontrolling Interests	(5.9)	(2.0)
Net Income Attributable to IPG	168.2	74.8
Dividends on Preferred Stock	0.0	(8.7)
Net Income Available to IPG Common Stockholders	$168.2	$66.1

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.40	$0.16
Diluted	$0.39	$0.16

Weighted-Average Number of Common Shares Outstanding:
Basic	421.0	419.7
Diluted	427.2	424.8

Dividends Declared Per Common Share	$0.285	$0.225

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine months ended September 30, 2014
	As Reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$302.1	$(10.4)	$312.5
Provision for Income Taxes	(128.6)	3.8	(132.4)
Effective Tax Rate	42.6%		42.4%
Equity in Net Income of Unconsolidated Affiliates	0.6		0.6
Net Income Attributable to Noncontrolling Interests	(5.9)		(5.9)
Net Income Available to IPG Common Stockholders - Basic and Diluted	$168.2	$(6.6)	$174.8

Weighted-Average Number of Common Shares Outstanding - Basic	421.0		421.0
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	6.2		6.2
Weighted-Average Number of Common Shares Outstanding - Diluted	427.2		427.2

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.40	$(0.02)	$0.42
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.39	$(0.02)	$0.41

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30, 2013
	As reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$77.0	$(45.2)	$122.2
Provision for Income Taxes	(28.4)	16.9	(45.3)
Effective Tax Rate	36.9%		37.1%
Equity in Net Income of Unconsolidated Affiliates	0.6		0.6
Net Income Attributable to Noncontrolling Interests	(0.9)		(0.9)
Dividends on Preferred Stock	(2.9)		(2.9)
Net Income Available to IPG Common Stockholders - Basic	$45.4	$(28.3)	$73.7

Adjustments: Effect of Dilutive Securities
Preferred Stock Dividends	0.0		2.9
Net Income Available to Common Stockholders - Diluted	$45.4		$76.6

Weighted-Average Number of Common Shares Outstanding - Basic	419.7		419.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	6.4		6.4
Preferred Stock Outstanding	0.0		17.3
Weighted-Average Number of Common Shares Outstanding - Diluted	426.1		443.4

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.11	$(0.07)	$0.18
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.11	$(0.06)	$0.17

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30, 2013
	As reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$153.9	$(45.2)	$199.1
Provision for Income Taxes	(78.0)	16.9	(94.9)
Effective Tax Rate	50.7%		47.7%
Equity in Net Income of Unconsolidated Affiliates	0.9		0.9
Net Income Attributable to Noncontrolling Interests	(2.0)		(2.0)
Dividends on Preferred Stock	(8.7)		(8.7)
Net Income Available to IPG Common Stockholders - Basic	$66.1	$(28.3)	$94.4

Adjustments: Effect of Dilutive Securities
Interest on 4.75% Notes	0.0		0.8
Net Income Available to IPG Common Stockholders - Diluted	$66.1		$95.2

Weighted-Average Number of Common Shares Outstanding - Basic	419.7		419.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	5.1		5.1
4.75% Notes	0.0		4.4
Weighted-Average Number of Common Shares Outstanding - Diluted	424.8		429.2

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.16	$(0.06)	$0.22
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.16	$(0.06)	$0.22